TRANSITION EMPLOYMENT AGREEMENT

     AGREEMENT dated this 30th day of May, 1996, between Foodbrands America, Inc., a Delaware corporation (the "Company") and ______________ (the "Executive"). Unless otherwise indicated, terms used herein and defined in Schedule A shall have the meanings assigned to them in Schedule A.

     WHEREAS, the Company desires to provide a continuity of management and to achieve the best possible price for its stockholders in any transition period or change in ownership and control of the Company;

     WHEREAS, Executive has specific duties and unique talents which are of benefit to the Company both presently and in any transition period;

     WHEREAS, the Company and Executive desire that Executive be free of any conflict of interest with regard to the performance of Executive's duties in evaluating any proposed change in ownership or control;

     NOW, THEREFORE, it is agreed as follows:

     1. The Company has employed the Executive in the capacity of ______________ of the Company upon the terms and conditions set forth in an Employment Agreement of ___________.

     2. This Agreement shall become effective immediately upon the occurrence of a Change of Control, provided that the Executive is employed by the Company immediately prior to such Change of Control. Once it becomes effective, this Agreement shall continue for a term of two years (the "Term") and shall not terminate in the event that the Executive's employment is terminated either (i) by the Company without Cause or (ii) by the Executive for Good Reason.

     3. During the Term of this Agreement, so long as Executive remains employed by the Company, he shall devote his full time, attention, and energies to the business of the Company, and shall not engage in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this shall not be construed as preventing the Executive from investing Executive's assets in such form or manner as will not require any services or conflict of time or interest on the part of the Executive in the operation of the affairs of the companies in which such investments are made. The Executive agrees that once a Change of Control occurs he will not voluntarily terminate his employment with the Company prior to the date thirty days after such Change of Control has occurred, except for Good Reason.

     4. The Company agrees that following a Change of Control, no termination of the Executive's employment by the Company (including but not limited to a Triggering Termination) will be effective unless the Company provides the Executive ten days prior written notice of such termination.

     5. The Executive shall, while employed hereunder, be furnished with a private office, stenographic help, and such other facilities and services suitable to Executive's position immediately prior to any Change of Control and adequate for the performance of Executive's duties.

     6. The Executive recognizes and acknowledges that the list of the Company's customers, as well as other confidential information, as it may exist from time to time, is a valuable, special, and unique asset of the Company's business. The Executive will not, during or after the term of Executive's employment, disclose any such information or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the Executive of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, this information. The Company will be free to pursue any other remedies as may in its discretion be deemed appropriate under the circumstances.

     7. Upon the happening of any Change of Control, the Company agrees, while the Executive is employed hereunder, to continue to pay to the Executive the Compensation of the Executive at least the level in effect immediately preceding the Change of Control and at the same times and on the same terms as in effect immediately preceding the Change of Control.

     8. (a) In the event of a Triggering Termination, the Company agrees to continue to pay to the Executive the Compensation of the Executive for the remainder of the Term of this Agreement at least the greater of (i) the level in effect immediately preceding the Change of Control; or (ii) the level in effect at any time during the Term of this Agreement as though the Executive's employment had not terminated. Such Compensation shall be paid to the Executive at the same times and on the same terms as in effect at the time as of when the Compensation is being determined. With respect to continuing payments under applicable bonus and incentive programs, such payments shall be continued during the Term of this Agreement at levels not less than those payable under the bonus and incentive payments that would have been payable to the Executive under the terms and provisions of any applicable bonus and incentive plan of the Company in effect and covering the Executive immediately prior to the Change of Control. With respect to payments under applicable bonus and incentive plans, if the Term of this Agreement ends during a performance period, then the Executive shall be entitled to receive not less than a pro rata portion of the amount he would be entitled to receive if this Agreement had continued until the end of the performance period, or, if greater, a pro rata portion of the amount the Executive would be entitled to receive if the payment for the entire period was computed under the preceding sentence.

          (b) In the event of a Triggering Termination, the Executive will also receive immediate vesting in Company stock options, restricted shares, or performance shares held by the Executive which have not otherwise vested in accordance with their terms and be provided at least a three-month period after the date of the Triggering Termination within which to exercise, at the option price in effect prior to the Triggering Termination, any stock options held by Executive or, should a three-month period not be made available to Executive, Executive shall receive, immediately after such three-month period, the excess of the highest fair market value of the stock of the Company on any date within said three-month period over the option exercise price (for this purpose, the fair market value shall be the daily closing price quoted on any exchange or national market on which the stock is trading). In addition, for a period of six months following the date of the Triggering Termination, Executive will receive (i) the use of professional outplacement services by qualified consultants retained at Company expense; and (ii) the opportunity to purchase country club memberships covering the Executive for the actual cost of the membership when originally purchased by the Company if such transfer is permitted by the country clubs.

          (c) In the event Executive's employment shall be terminated due to his death, Permanent Disability or Normal Retirement (i) the Company shall be obligated to make payments under then existing basic employee benefit and supplementary executive benefit programs of the Company; and (ii) except as provided in (i) above, all payments under this Agreement shall cease, other than those payments which accrued, but were not yet paid, on the date of an event described in this Section 8(c).

          (d) Nothing in this Agreement shall be construed to prevent the Company's Board of Directors from terminating Executive's employment under this Agreement for Cause. Such termination shall relieve the Company of its obligation to make any other payments under this Agreement, except those that may be payable under then existing basic employee benefit and supplementary executive benefit programs of the Company.

     9. If any amounts payable pursuant to this Agreement which are deemed to constitute Parachute Payments, when added to any other payments which are deemed to constitute Parachute Payments, would result in (i) the imposition on the Executive of an excise tax under Section 4999 of the Code or any successor thereto or (ii) the loss of a deduction to the Company under
Section 2806 of the Code or any successor thereto, then the amounts payable under Paragraphs 7 and 8 hereof shall be reduced by the smallest amount necessary to avoid the imposition of such excise tax and the loss of such deduction. In the event it becomes necessary to limit any payments under this Agreement, employee health benefits and life insurance shall be the last payments to be so limited; any other payments payable under this Agreement shall be payable when due until the remaining maximum permissible amount has been paid to Executive under this Paragraph. The limitations imposed by this Paragraph 9 shall be computed by an independent accounting firm and outside counsel mutually acceptable to Executive and Company.

     10. Executive agrees that while receiving Compensation during the Term of this Agreement, he shall not, directly or indirectly, engage or participate in any business activity in which the Company was engaged immediately prior to the termination of employment that is directly competitive with and likely to have a material adverse effect on the business of the Company, without prior written approval of the Board of Directors.

     In the event that, while receiving Compensation during the term of the Agreement, Executive engages in practices that are directly competitive and that are likely to have a material adverse effect on the Company, and Executive fails to cease such competitive practice within 30 days after written notice is received from the Board of Directors, Executive shall be treated for purposes of this Agreement as terminated for Cause as of such 30th day.

     11. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration at a location selected by the Company convenient to the Executive in accordance with the Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     12. The Company shall pay all costs and expenses, including attorneys' fees and disbursements, of the Company and, at least monthly, the Executive, in connection with any legal proceedings (including, but not limited to, arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided however, that if the Executive instituted the proceedings and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that the Executive instituted such proceedings in bad faith then Executive shall pay all costs and expenses (including attorney fees and disbursements) of the Executive. The Company also agrees to pay prejudgment interest on any money judgment obtained by the Executive as a result of such proceedings, calculated at the prime interest rate of Chemical Bank as in effect from time to time from the date that payment should have been made to the Executive under this Agreement to the date that payment is actually made.

     13. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this Paragraph 13 shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

     14. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after termination of the Executive's employment hereunder or otherwise.

     15. (a) The Company shall indemnify Executive to the fullest extent permitted by the Company's Amended and Restated By-Laws, Amended and Restated Certificate of Incorporation and Delaware law, all as amended during the Term of this Agreement.

          (b) The Company shall indemnify Executive if he becomes, is or was a party or becomes, is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of, or is or was serving at the request of the Company as a director, officer, employee or agent or in any other capacity of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees), amounts paid in settlement (whether with or without court approval), judgments and fines actually and reasonably incurred by him in connection with such threatened or actual action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any threatened or actual action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          (c) The Company shall indemnify Executive if he becomes, is or was a party or becomes, is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or in any other capacity of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself create a presumption that Executive did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which Executive shall have been adjudged to be liable to the Company unless, and only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Executive is fairly and reasonably entitled to indemnity for such expenses as such Court of Chancery of Delaware, or such other court shall deem proper.

          (d) To the extent that Executive as a director, officer, employee or agent of the Company, or as a person serving in any other enterprise at the request of the Company, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suit or proceeding covered by
(a), (b) and (c) of this paragraph 15 or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (e) Any indemnification covered under this paragraph 15 (unless ordered by a court), shall be made by the Company only as authorized in the specific cases upon a determination that indemnification of the Executive is proper in the circumstances because Executive has met the applicable standard of conduct set forth in such Sections. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or procedures, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

          (f) The amount of any expenses incurred by Executive in defending any threatened or actual action, suit or proceeding covered under this paragraph 15 shall be advanced to or for the benefit of Executive by the Company prior to the final disposition thereof upon the receipt of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

          (g) The indemnification and advancement of expenses covered under this paragraph 15 shall not be deemed exclusive of any other rights to which Executive may be entitled under any agreement, any vote of shareholders or disinterested directors of the Company, or otherwise, both as to any action in his official capacity and as to any action in another capacity while holding such office. The indemnification covered under this paragraph 15 shall be available with respect to claims which antedate this Agreement.

          (h) The Company shall have power to purchase and maintain insurance on behalf of Executive if he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under this paragraph 15.

          (i) The indemnification and advancement of expenses covered under this paragraph 15 shall, unless otherwise provided when authorized or ratified, continue as to Executive after he has ceased to be a director, officer, employee or agent of the Company or engaged in any other enterprise at the request of the Company and shall inure to the benefit of his heirs, executors and administrators.

     16. Any provision of this Agreement which is held to be unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without affecting the remaining provisions hereof, which shall continue in full force and effect. The unenforceability or invalidity of a provision of this Agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     18. This instrument contains the entire agreement of the parties, and supersedes any earlier agreement between them, relative to a transition period or termination in the event of a Change of Control as indicated in Paragraph 2 above. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              FOODBRANDS AMERICA, INC.



                              By_________________________
                                   R. Randolph Devening
                                   Chairman, President and
                                      Chief Executive Officer





                                _________________________



                                                  Schedule A

                    CERTAIN DEFINITIONS

     As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Cause" means the filing of charges by the appropriate governmental authority against the Executive alleging that the Executive has committed a felony under federal, state or local criminal law, or such willful or gross misconduct on the part of the Executive that is detrimental to the Company and its subsidiaries taken as a whole, as determined in good faith by a written resolution duly adopted by the affirmative vote of not less than 2/3 of all the Continuing Directors (excluding for this purpose the Executive), or in the event that there are no Continuing Directors by unanimous vote of the Directors, at a meeting duly called and held for that purpose after reasonable notice to the Executive and opportunity for the Executive and his counsel to be heard.

     "Change of Control Event" means each of the following:

          (a) A change in stockholder ownership of the Company, whereby a person or company, or a group of affiliated persons or companies, acquires a sufficiently large block of the shares of capital stock of the Company, which, when voted together with the shares of capital stock of all other stockholders of the Company whose proxies or written consents are solicited by such person, company or group without the benefit of a management supported proxy statement at any meeting of the stockholders of the Company, would enable such person or company or group of affiliated persons or companies to elect a member of the Board of Directors of the Company;

          (b) A merger or consolidation of the Company with and into another company, other than with or into a wholly-owned subsidiary of the Company, where:

               (i) the Company is not the surviving company; or

               (ii) the Company is the surviving company and the members of the Board of Directors of the Company immediately prior to the merger or consolidation do not constitute a majority of the Board of Directors of the surviving company after the merger or consolidation;

          (c) The sale of all or substantially all of the assets of the Company; or

          (d) Any other kind of a corporate reorganization or takeover where:

               (i) the Company is not the surviving company; or

               (ii) the Company is the surviving company and the members of the Board of Directors of the Company immediately prior to the reorganization do not constitute a majority of the Board of Directors of the surviving company.

          (e) Whether such transaction results in a Change of Control Event pursuant to subparagraphs (a) or (d) above or not, the following events shall be deemed a Change of Control Event
(i) a transaction or series of transactions pursuant to which Joseph Littlejohn & Levy Fund, L.P., transfer all of its beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in the capital stock of the Corporation to any other person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), or (ii) all of the outstanding capital stock of the Corporation is acquired by any person or group in one or more related transactions.

     With respect to the events described in subparagraphs (b),
(c) and (d) above, the "Change of Control" shall be deemed to occur on the later to occur of the transaction described in such subparagraph or a shareholder vote approving such a transaction.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Compensation" means the sum of all remuneration with which the Executive is compensated prior to the Change of Control, including, but not limited to salary, participation in all Company employee benefit plans, use of a company car, country club membership, other club memberships as necessary for normal and customary business activities, and participation in any and all Company incentive and stock option programs, or their equivalent, in which Executive participated prior to the Change of Control.

     "Continuing Director" means any individual who is either (i) a member of the Company's Board of Directors on the date hereof or (ii) was designated (before such person's initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

     "Good Reason" means (a) without the Executive's express written consent, (i) (A) the assignment to the Executive of any duties, or any limitation of the Executive's responsibilities, inconsistent with the Executive's positions, duties, responsibilities and status with the Company immediately prior to the date of the Change of Control, or (B) any removal of the Executive from, or any failure to re-elect the Executive to, any of the Executive's positions with the Company immediately prior to the Change of Control, except in connection with the termination of the employment of the Executive by the Company for Cause or as a result of the death, Permanent Disability or Normal Retirement of the Executive, and (ii) the continuance thereof for a period of twenty days after written notice thereof to the Company from the Executive; (b) any failure by the Company to pay, or any reduction by the Company of, the Executive's Compensation in effect immediately prior to the Change of Control; (c) any failure by the Company to (i) continue to provide the Executive with the opportunity to participate, on terms no less favorable than those in effect immediately prior to the Change of Control, in any benefit plans and programs in which the Executive was participating immediately prior to the Change of Control, or their equivalent, or (ii) provide the Executive with all other fringe benefits, or their equivalent, from time to time in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position with the Company then held by the Executive; (d) without the Executive's express written consent, the relocation of the principal place of the Executive's employment to a location that is more than 35 miles further from the Executive's principal residence than such principal place of employment immediately prior to the Change of Control, except in connection with a good faith consolidation or move of the corporate headquarters of the Company to a location within the continental United States in which the Executive's moving expenses are fully reimbursed, or the imposition of travel requirements on the Executive not substantially consistent with such travel requirements existing immediately prior to the Change of Control; or (e) any breach of Paragraph 13 hereof.

     "Normal Retirement" means the Executive's termination of employment with the Company on or after the first day of the month coincident with or next following his 65th birthday.

     "Parachute Payment" means any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Code.

     "Permanent Disability" means that (i) Executive has been totally incapacitated by bodily injury or physical or mental disease so as to be prevented thereby from engaging in any comparable occupation or employment for remuneration or profit,
(ii) such total incapacity will, in the opinion of a qualified physician who has been approved by the Executive (or if applicable, the person or persons legally empowered to make such decisions on behalf of the Executive) and the Company, be permanent and continuous during the remainder of the Executive's life, and (iii) Executive is disabled for purposes of any and all executive management programs under which benefits, compensation or awards are contingent upon a finding of disability.

     "Triggering Termination" means any termination of the employment of the Executive contemporaneously with a Change of Control or during the Term of this Agreement (i) by the Company other than for Cause, for Permanent Disability, or upon Normal Retirement; or (ii) by the Executive for Good Cause.